UNITED-STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

__________________________

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    May 16, 2018

UNITED-GUARDIAN, INC. (Exact name of Registrant as Specified in Charter)

DELAWARE	1-10526	11-1719724
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

230 Marcus Boulevard, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 273-0900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.

United-Guardian Inc.

Annual Meeting of Stockholders

May 16, 2018

VOTING RESULTS

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on May 16, 2018. The voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below.

Election of Directors: The Company’s stockholders elected the Board’s nominees as Directors of the Company by the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert S. Rubinger	2,409,472	474,913	1,545,251
Kenneth H. Globus	2,426,966	457,419	1,545,251
Lawrence F. Maietta	2,381,319	503,066	1,545,251
Arthur Dresner	2,824,462	59,923	1,545,251
Andrew A. Boccone	2,803,289	81,096	1,545,251
S. Ari Papoulias	2,842,988	41,397	1,545,251

Ratification of the Appointment of Raich Ende Malter & Co. LLP as the Independent Registered Public Accountants of the Company for the Fiscal Year Ending December 31, 2018. The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-votes
4,350,519	74,321	4,796	N/A

Approval, on an advisory basis, of the compensation of the Company’s named executive officers. The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-votes
2,796,984	77,763	9,638	1,545,251

Shareholder proposal to amend the Company bylaws to allow shareholders or shareholder groups that have beneficially owned at least 3% of the Company stock continuously for at least 3 years to nominate up to 2 candidates for the Board (or 25% of the directors then serving, whichever is greater). The Company’s stockholders rejected the proposal by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-votes
674,198	1,876,091	334,096	1,545,251

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED-GUARDIAN, INC.

	By:	/s/ Kenneth H. Globus
	Name:	Kenneth H. Globus
	Title:	President

May 17, 2018